Exhibit 99.1

Investor Contact:	Jessica Hazel
(615) 235-4367

Heidi Pearce
Media Contact:	(615) 235-4135

CRACKER BARREL REPORTS SECOND QUARTER FISCAL 2022 RESULTS

Company reports sequential quarterly improvement in restaurant sales comps versus pre-pandemic levels

LEBANON, Tenn. – February 22, 2022 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the second quarter of fiscal 2022 ended January 28, 2022.

Second Quarter Fiscal 2022 Highlights

●	Compared to the second quarter of fiscal 2019[1], total revenue increased by 6.2% including comparable store restaurant sales increase of 1.9%, comparable store retail sales increase of 13.7%, and 7 Cracker Barrel and 31 Maple Street net unit additions.

o	Comparable store off-premise restaurant sales grew 123% compared to the second quarter of 2019[1] and represented approximately 24% of restaurant sales.

●	GAAP operating income in the second quarter was $46.7 million, or 5.4% of total revenue, and adjusted[2] operating income was $49.8 million, or 5.8% of total revenue.

●	GAAP net income was $37.6 million, or 4.4% of total revenue. EBITDA[2] was $75.4 million, or 8.7% of total revenue.

●	GAAP earnings per diluted share were $1.60, and adjusted[2] earnings per diluted share were $1.71.

Commenting on the business, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I am pleased that we once again delivered improved restaurant sales and strong retail sales despite the impact of rising COVID cases during the second quarter, and even more pleased to be welcoming back our guests who we believe are eager to return to more normalized routines of travel and visitation as Omicron fades and concerns about indoor dining continue to subside.  Although we anticipate a peak inflationary environment in the third quarter for both commodities and wages that will pressure our third quarter operating margins, we are confident that our initiatives to welcome back our guests, drive sales, and manage costs will lead to a meaningful recovery of both top and bottom-line results in the fourth quarter and into fiscal 2023.”

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

Second Quarter Fiscal 2022 Results

Revenue

The Company reported total revenue of $862.3 million for the second quarter of fiscal 2022, representing an increase of 27.3% compared to the second quarter of fiscal 2021, and an increase of 6.2% compared to the second quarter of 2019. Cracker Barrel comparable store restaurant and retail sales compared to the second quarter of fiscal 20191 and versus the second quarter of fiscal 2021 were as follows:

	Versus FY19 Comparable Period[1]	Versus FY21 Comparable Period
	Second Quarter Ended 1/28/22	Second Quarter Ended 1/28/22
Comparable restaurant sales	1.9%	25.9%
Comparable retail sales	13.7%	32.5%

The Company believes that providing comparable store sales results back to fiscal 2019, which is the most recent full fiscal year that was not impacted by COVID-19, provides a more useful comparison than comparing to COVID-impacted periods.

Operating Income

GAAP operating income for the second quarter was $46.7 million, or 5.4% of total revenue, a 224% increase compared to prior year quarter GAAP operating income of $14.4 million, or 2.1% of total revenue. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, adjusted2 operating income for the second quarter was $49.8 million, or 5.8% of total revenue, a 184% increase over the prior year quarter adjusted2 operating income of $17.6 million, or 2.6% of total revenue.

Net Income and EBITDA

GAAP net income for the second quarter was $37.6 million, or 4.4% of total revenue, a 169% increase compared to prior year quarter GAAP net income of $14.0 million, or 2.1% of total revenue. EBITDA2 was $75.4 million, or 8.7% of total revenue, a 68% increase over the prior year quarter EBITDA2 of $45.0 million, or 6.6% of total revenue.

Earnings per Diluted Share

GAAP earnings per diluted share for the second quarter were $1.60, a 171% increase compared to the prior year quarter GAAP earnings per diluted share of $0.59. Adjusted2 earnings per diluted share were $1.71, a 144% increase over the prior year quarter adjusted2 earnings per diluted share of $0.70.

Share Repurchases

The Company repurchased $34.2 million in shares during the second quarter as part of its September 2021 $100.0 million share repurchase authorization. When combined with $30.7 million in dividends paid, the Company returned a total of $64.9 million to shareholders in the second quarter.

Fiscal 2022 Outlook

The Company expects that headwinds from elevated COVID case counts early in the quarter, as well as seasonally lower demand patterns, will result in third quarter total revenue of approximately $800 million.

The Company also anticipates commodity inflation of approximately 15% and wage inflation of approximately 11% to 12% for the third quarter. Accounting for these factors, the Company expects to report third quarter adjusted2 operating income margin of approximately 5.0% of total revenue.

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

For the fourth quarter, the Company expects that benefits from additional pricing and cost management actions, and a more favorable consumer and inflationary environment, will support a fourth quarter margin result approaching the prior year’s fourth quarter margin.

For the second half of fiscal 2022, the Company expects:

▪	Capital expenditures of approximately $60 million;

▪	An effective tax rate of approximately 14%; and

▪	The opening of 2 new Cracker Barrel locations and between 9 and 11 new Maple Street Biscuit Company locations, in addition to the one Maple Street Biscuit Company location that opened in the second quarter.

The Company reminds investors that its outlook for fiscal 2022 reflects a number of assumptions, many of which are outside the Company’s control.

1 For the purpose of comparing to fiscal 2019, comparable stores are defined as restaurants open a full six months prior to the beginning of the FY19 baseline comparison period.

2 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2022 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through March 8, 2022.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY 2022 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED INCOME STATEMENT (Unaudited) (In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
	1/28/22	1/29/21	Percentage Change	1/28/22	1/29/21	Percentage Change
Total revenue	$862,260	$677,169	27%	$1,647,190	$1,323,623	24%
Cost of goods sold, (exclusive of depreciation and rent)	283,641	225,084	26	526,412	424,128	24
Labor and other related expenses	296,326	236,862	25	570,983	464,050	23
Other store operating expenses	192,166	166,871	15	375,845	328,145	15
General and administrative expenses	43,463	33,957	28	84,373	73,521	15
Gain on sale and leaseback transactions	0	0		0	(217,722)	100
Operating income	46,664	14,395	224	89,577	251,501	(64)
Interest expense	2,200	10,815	(80)	4,829	21,530	(78)
Income before income taxes	44,464	3,580	1142	84,748	229,971	(63)
Provision for income taxes (income tax benefit)	6,840	(10,420)	166	13,748	45,291	(70)
Net income	$37,624	$14,000	169	$71,000	$184,680	(62)

Earnings per share – Basic:	$1.61	$0.59	173	$3.03	$7.79	(61)
Earnings per share – Diluted:	$1.60	$0.59	171	$3.02	$7.77	(61)

Weighted average shares:
Basic	23,393,398	23,723,395	(1)	23,450,379	23,715,573	(1)
Diluted	23,462,571	23,785,374	(1)	23,528,227	23,778,302	(1)

Ratio Analysis
Total revenue:
Restaurant	76.1%	77.0%		77.2%	78.3%
Retail	23.9	23.0		22.8	21.7
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation and rent)	32.9	33.2		32.0	32.0
Labor and other related expenses	34.4	35.0		34.7	35.1
Other store operating expenses	22.3	24.7		22.8	24.8
General and administrative expenses	5.0	5.0		5.1	5.6
Gain on sale and leaseback transactions	0.0	0.0		0.0	(16.5)
Operating income	5.4	2.1		5.4	19.0
Interest expense	0.2	1.6		0.3	1.6
Income before income taxes	5.2	0.5		5.1	17.4
Provision for income taxes (income tax benefit)	0.8	(1.6)		0.8	3.4
Net income	4.4%	2.1%		4.3%	14.0%

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands, except share amounts)

	1/28/22	1/29/21
Assets
Cash and cash equivalents	$79,709	$568,839
Accounts receivable	32,112	22,361
Inventories	153,883	134,768
Prepaid expenses and other current assets	40,932	70,817
Property and equipment, net	956,682	995,845
Operating lease right-of-use assets, net	956,941	997,764
Intangible Assets	21,248	21,099
Other assets	56,238	55,860
Goodwill	4,690	4,690
Total assets	$2,302,435	$2,872,043

Liabilities and Shareholders’ Equity
Accounts payable	$123,939	$118,308
Other current liabilities	354,946	320,395
Long-term debt	327,358	835,049
Long-term operating lease liabilities	738,715	763,826
Other long-term obligations	67,356	131,570
Deferred income taxes	86,017	94,284
Shareholders’ equity, net	604,104	608,611
Total liabilities and shareholders’ equity	$2,302,435	$2,872,043

Common shares issued and outstanding	23,248,532	23,724,412

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED CASH FLOW STATEMENT (Unaudited and in thousands)
	Six Months Ended
	1/28/22	1/29/21
Cash flows from operating activities:
Net income	$71,000	$184,680
Depreciation and amortization	51,362	53,770
Amortization of debt issuance costs	911	0
Loss on disposition of property and equipment	2,737	1,933
Gain on sale and leaseback transactions	0	(217,722)
Share-based compensation	4,512	3,966
Noncash lease expense	28,908	27,704
Amortization of asset recognized from gain on sale and leaseback transaction	6,368	6,368
(Increase) decrease in inventories	(15,563)	4,323
Increase (decrease) in accounts payable	(11,237)	14,804
Net changes in other assets and liabilities	(31,205)	41,490
Net cash provided by operating activities	107,793	121,316
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(29,763)	(29,224)
Proceeds from sale of property and equipment	33	149,877
Acquisition of business, net of cash acquired	(1,500)	(1,500)
Net cash (used in) provided by investing activities	(31,230)	119,153
Cash flows from financing activities:
Payments under long-term debt	(50,049)	(75,049)
(Taxes withheld) from issuance of share-based compensation awards	(2,546)	(1,999)
Purchases and retirement of common stock	(34,230)	0
Dividends on common stock	(54,622)	(31,578)
Net cash used in financing activities	(141,447)	(108,626)

Net increase (decrease) in cash and cash equivalents	(64,884)	131,843
Cash and cash equivalents, beginning of period	144,593	436,996
Cash and cash equivalents, end of period	$79,709	$568,839

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.
Supplemental Information
	(Unaudited)
	Second Quarter Ended
	1/28/22	1/29/21
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	0	0
Maple Street Biscuit Company	1	1
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	664	663
Maple Street Biscuit Company	38	36

	Second Quarter Ended		Six Months Ended
	1/28/22	1/29/21	1/28/22	1/29/21
Total revenue*: (In thousands)
Restaurant	$644,542	$512,264	$1,248,820	$1,019,505
Retail	206,038	155,916	375,424	287,146
Total revenue	$850,580	$668,180	$1,624,244	$1,306,651

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$176,940	$138,497	$334,727	$269,311
Retail	103,879	84,615	186,255	151,046
Total cost of goods sold	$280,819	$223,112	$520,982	$420,357

Average unit volume*: (In thousands)
Restaurant	$970.7	$772.6	$1,880.8	$1,537.6
Retail	310.3	235.2	565.4	433.1
Total	$1,281.0	$1,007.8	$2,446.2	$1,970.7

Operating weeks*:	8,632	8,619	17,264	17,239

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

	Q2 2022 vs. Q2 2021	6 mo. 2022 vs. 6 mo. 2021
Comparable Cracker Barrel store sales period to period increase:
Restaurant	25.9%	22.5%
Retail	32.5%	30.9%

Number of Cracker Barrel locations in comparable store base	662	659

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its second quarter fiscal 2021 and fiscal 2022 adjusted operating income and earnings per share. In regards to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. In regards to fiscal 2021, this reconciliation excludes the gain on sale of assets from the sale-leaseback transaction that closed in the first quarter, non-cash amortization of the asset recognized from the gains on sale-leaseback transactions, expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders, and the related tax impacts of these items. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Second Quarter Ended January 28, 2022			Six Months Ended January 28, 2022
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1) (2)			(1) (2)
Total Revenue	$862,260	-	$862,260	$1,647,190	-	$1,647,190
Store operating expense	772,133	(3,184)	768,949	1,473,240	(6,368)	1,466,872
General and administrative expense	43,463	-	43,463	84,373	-	84,373
Operating income	46,664	3,184	49,848	89,577	6,368	95,945
Interest expense	2,200	-	2,200	4,829	-	4,829
Income before income taxes	44,464	3,184	47,648	84,748	6,368	91,116
Provision for income taxes	6,840	748	7,588	13,748	1,496	15,244
Net income	$37,624	$2,436	$40,060	$71,000	$4,872	$75,872
Earnings per share – basic	$1.61	$0.10	$1.71	$3.03	$0.21	$3.24
Earnings per share – diluted	$1.60	$0.10	$1.71	$3.02	$0.21	$3.23

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for the tax impacts of (1) above

	Second Quarter Ended January 29, 2021			Six Months Ended January 29, 2021
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1) (2)			(1) (3) (4) (5)
Total Revenue	$677,169	-	$677,169	$1,323,623	-	$1,323,623
Store operating expense	628,817	(3,184)	625,633	1,216,323	(6,368)	1,209,955
General and administrative expense	33,957	-	33,957	73,521	(5,154)	68,367
Gain on sale and leaseback transaction	-	-	-	(217,722)	217,722	-
Operating income	14,395	3,184	17,579	251,501	(206,200)	45,301
Interest expense	10,815	-	10,815	21,530	-	21,530
Income before income taxes	3,580	3,184	6,764	229,971	(206,200)	23,771
(Income tax benefit) Provision for income taxes	(10,420)	530	(9,890)	45,291	(54,508)	(9,217)
Net income	$14,000	$2,654	$16,654	$184,680	($151,692)	$32,988
Earnings per share – basic	$0.59	$0.11	$0.70	$7.79	($6.40)	$1.39
Earnings per share – diluted	$0.59	$0.11	$0.70	$7.77	($6.38)	$1.39

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for the tax impacts of (1) above

(3) Adjusted for proxy contest-related expenses

(4) Adjusted for the gain on sale of assets related to the sale-leaseback transaction

(5) Adjusted for the tax impacts of (1), (3), and (4) above

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Cracker Barrel Reports Second Quarter Fiscal 2022 Results

February 22, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results (Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its second quarter fiscal 2021 and 2022 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. The Company believes that presentation of EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of its operating performance. For 2021, the Company then excludes the gain on sale of assets from the sale-leaseback transaction that closed in the first quarter of 2021 and expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders to calculate Adjusted EBITDA. The Company makes additional adjustments to EBITDA because the Company believes that excluding these items from Adjusted EBITDA enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Second Quarter Ended January 28, 2022	Six Months Ended January 28, 2022
Net Income	$37,624	$71,000
(+) Depreciation & Amortization	25,574	51,362
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	6,368
(+) Interest Expense	2,200	4,829
(+) Tax Expense	6,840	13,748
EBITDA	$75,422	$147,307

	Second Quarter Ended January 29, 2021	Six Months Ended January 29, 2021
Net Income	$14,000	$184,680
(+) Depreciation & Amortization	27,419	53,770
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	6,368
(+) Interest Expense	10,815	21,530
(+) Tax Expense	(10,420)	45,291
EBITDA	$44,998	$311,639
Adjustments
(-) Gain on sale and leaseback transaction	-	(217,722)
(+) Proxy contest-related expenses	-	5,154
Adjusted EBITDA	$44,998	$99,071

Reconciliation of GAAP-basis Operating Income Margin outlook to non-GAAP Operating Income Margin outlook

In the accompanying press release, the Company provides its current outlook for adjusted operating income margin, a non-GAAP financial measure, for the third quarter of fiscal 2022.  The Company’s adjusted operating income margin outlook excludes the expected non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions.  The Company believes presenting its current outlook for adjusted operating income margin that excludes these items provides investors with an enhanced understanding of the Company's expected margin performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income margin outlook reported in accordance with GAAP.

Reconciliation of Fiscal 2022 Third Quarter Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported Operating Income Margin Outlook	4.6%
Non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%
Adjusted Operating Income Margin Outlook	5.0%

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